Exhibit 99.1
BUSINESS LOAN AND SECURITY AGREEMENT
THIS BUSINESS LOAN AND SECURITY AGREEMENT dated January 16, 2007, for reference purposes is made and executed between Iridex Corporation (“Borrower”), having its principal place of business and executive offices located at 1212 Terra Bella Avenue, Mountain View, CA 94043, and Mid-Peninsula Bank, part of Greater Bay Bank N.A. (“Lender”), with its Palo Alto office located at 420 Cowper Street, Palo Alto, CA 94301, on the following terms and conditions. Capitalized words and phrases used in the Agreement shall have the meanings set forth below under the caption Definitions or as otherwise defined in the Agreement.
1. RECITALS. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement, and (D) the prior Loan under the Business Loan Agreement dated October 5, 2006, and the promissory note dated October 5, 2006, and any other related agreements or other documents will be terminated and superseded by this Agreement and the Loans described in this Agreement. This Agreement combines two credit facilities, namely (i) a $6,000,000 principal amount, asset-based revolving line of credit (“Line of Credit”), including, if approved by the Export-Import Bank of the United States (“Exim Bank”), the $3,000,000 principal amount export-import revolving line of credit to be guaranteed by the Exim Bank (“Exim Sub-Limit Line”) to be provided by Lender to Borrower under the terms and conditions of the Export-Import Bank Loan and Security Agreement (“Exim Agreement”) between Lender and Borrower dated the same date as this Agreement, and the Borrower Agreement (as amended, supplemented or modified, “Borrower Agreement”), entered into by Borrower in favor of the Exim Bank and the Lender dated the same date as this Agreement, and (ii) a $6,000,000 principal amount term loan (“Term Loan”); collectively the Line of Credit, including the Exim Sub-Limit Line thereunder) and Term Loan are collectively referred to as the “Credit Facilities”.
2. TERM. This Agreement shall be effective as of January 16, 2007, and shall continue in full force and effect until such time as all of the Loans have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.
3. LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date under the Line of Credit, provided the aggregate amount of such Advances outstanding at any time under the Line of Credit does not exceed the lesser of (i) the Borrowing Base, or (ii) the Line of Credit maximum amount less the aggregate amount of the then outstanding advances under the Line of Credit and the face amount of all then outstanding letters of credit provided to Borrower under the Exim Sub-Limit Line (“Outstanding Aggregate Exim Credit Amount”), and provided further that any advances under the Exim Sub-Limit Line shall be made in accordance with the Exim Agreement and the Borrower Agreement. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and re-borrow under the Line of Credit on the terms and subject to the conditions of this Agreement.
4. TERM LOAN. Upon fulfillment to Lender’s satisfaction of all conditions set forth below and in the Related Documents, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, one Advance in an amount equal to the full amount of the Term Loan.
5. CONDITIONS PRECEDENT TO EACH ADVANCE.
     5.1 Lender’s obligation to make any Advance to or for the account of Borrower under the Line of Credit under this Agreement, and to make the Advance under the Term Loan, is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

     (a) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender. Without limiting the foregoing, Borrower shall provide to Lender the following documents for the Loans, all duly signed by Borrower unless not intended to be signed: (1) the Line of Credit Note and the Term Note; (2) financing statements and all other documents perfecting Lender’s Security Interest; (3) evidence of insurance as required below; (4) together with all such Related Documents as Lender may require for the Loan; and (5) the Exim Agreement and Borrower Agreement and any related documents, all in form and substance satisfactory to Lender and Lender’s counsel.
     (b) Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Line of Credit Note, the Term Note, the Related Documents, and the Exim Agreement, the Borrower Agreement and any related documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.
     (c) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.
     (d) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.
     (e) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower’s Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.
     (f) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable, including Lender’s attorney fees and costs in connection with the negotiation and documentation of the Credit Facilities.
     (g) The representations and warranties set forth in this Agreement, in the Related Documents, and the Exim Agreement, the Borrower Agreement, and any related documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.
     (h) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled “Compliance Certificate” under the section titled “Affirmative Covenants.”
     5.2 Making Loan Advances. Advances under the Line of Credit, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.
     5.3 Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances under the Line of Credit (excluding the then Outstanding Aggregate Exim Credit Amount) shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances under the Line of Credit (excluding the then Outstanding Aggregate Exim Credit Amount) and the Borrowing Base. In addition, if at any time the aggregate principal amount of the outstanding Advances under the Line of Credit plus the then Outstanding Aggregate Exim Credit Amount (“Aggregate Outstanding Line of Credit Amount”) shall exceed the Line of Credit maximum amount, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the Aggregate Outstanding Line of Credit Amount and the Line of Credit maximum amount. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances under the Line of Credit then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.
     5.4 Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance under the Line of Credit and such other debits and credits as shall be appropriate in connection with the Line of Credit facility. Lender shall provide Borrower with periodic statements of Borrower’s account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within 30 days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.
6. CREATION OF SECURITY INTEREST; COLLATERAL.
     6.1 Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Indebtedness and in order to secure prompt performance by Borrower of each of its covenants and duties under the Agreement and Related Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that during the continuance of any Event of Default Lender may place a “hold” on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Lender’s Security Interest in the Collateral shall remain in effect for so long as any Indebtedness (except for inchoate indemnity obligations) is outstanding.
     6.2 Perfection of Security Interest; Delivery of Additional Documents. Borrower agrees to execute all documents perfecting Lender’s Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender’s Security Interest in the Collateral. Without limiting the foregoing, Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Negotiable Collateral, all financing statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s Security Interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Agreement and the Related Documents.
     6.3 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s books and records, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. During the first year this Agreement is in effect, Lender shall have the right to conduct semi-annual accounts receivable audits, and thereafter, Lender shall have the right to conduct such audits annually, at Borrower’s expense, the results of which audits shall be satisfactory to Lender. Upon the occurrence of any Event of Default and during the continuance of such Event of Default, the immediately preceding limitation on the number of audits shall not be applicable. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith..
     6.4 Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and schedules of Eligible Accounts in form and substance satisfactory to the Lender.
7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, and as of the date of any renewal, extension or modification of any Loan:
     7.1 Organization. Borrower and each Subsidiary is a corporation duly and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect. Borrower and each of its Subsidiaries has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains its principal office at 1212 Terra Bella Avenue, Mountain View, CA 94043. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name.
     7.2 Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.
     7.3 Authorization;_No Conflict. The execution, delivery, and performance of this Agreement and all the Related Documents are within Borrower’s powers, have been duly authorized and are not conflict with, nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, or any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.
     7.4 Financial Information. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Lender fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
     7.5 Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
     7.6 No Prior Encumbrances. Borrower owns and has good and indefeasible title to the Collateral free and clear of all Security Interests, except for Permitted Liens, and has not executed any security documents or financing statements relating to such properties that have not been terminated except in connection with such Permitted Liens. All of Borrower’s and each of its Subsidiaries respective properties are titled in their respective legal names, and Borrower has not used or filed a financing statement under any other name for at least the last five years.
     7.7 Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such accounts has been delivered to the account debtor or to the account debtor’s agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.
     7.8 Hazardous Substances. None of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary relating to the release or other disposition of hazardous waste or hazardous substances into the environment..
     7.9 Litigation. Except as set forth in the Disclosure Letter, there are no actions or proceedings pending by or, to the knowledge of Borrower threatened in writing, against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.
     7.10 Taxes. Borrower and each Subsidiary has filed or caused to be filed all material tax returns and reports required to be filed, and has paid, or has made adequate provision for the payment of, all taxes, assessments and other governmental charges reflected therein, except to the extent any such payment has been contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
     7.11 Solvency. The fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     7.12 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”). No event has occurred resulting from

Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.
     7.13 Binding Effect. This Agreement, the Line of Credit Note, the Term Note, and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.
     7.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
     7.15 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.
     7.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
8. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, until payment in full of all Indebtedness (except for inchoate indemnity obligations), Borrower will:
     8.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.
     8.2 Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.
     8.3 Financial Statements; Reports. Furnish Lender with the following:
          (a) Additional Requirements. Borrower agrees to furnish Lender with the following:
(1) Annual CPA Audited financial statements (10-K) Report within 90 days of fiscal year end, but in no event later than Form 10-K filing due date for accelerated filers, if applicable.
(2) Quarterly CPA Prepared financial statements (10-Q) Report within 45 days quarter end, but in no event later than Form 10-Q filing due date for accelerated filers, if applicable.
(3) Borrower prepared affidavit of liquidity to be submitted monthly when borrowing within 15 days of calendar month end, signed by Borrower’s CFO stating that Borrower has full and complete ownership and use of Domestic Unrestricted Cash/Marketable Securities (defined as cash and marketable securities not subject to any Liens or any restrictions on use or access for use of any kind by Borrower, excluding any Liens in favor of Bank, held in deposit or investment accounts located in the United States) of at least $3,000,000.00.

(4) During the first year term of this Agreement, an Accounts Receivable audit will be performed semi-annually at the Borrower’s expense by an auditor selected by Lender, and then annually thereafter.
(5) Promptly upon receipt of notice thereof, a report of any legal actions claims, investigations, administrative proceedings or similar actions pending or threatened against or affecting Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more
(6) Such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time
(7) Borrower prepared accounts receivable aging, accounts payable aging, and Borrowing Base Certificate reports to be submitted monthly within 15 days of calendar month end in the form requested by Lender.
All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.
     8.4 Inventory Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Lender of all returns and recoveries and of all disputes and claims, where the returns, recoveries, disputes or claims involve more than $250,000 in the aggregate in any consecutive three-month period.
     8.5 Financial Covenants and Ratios. Comply with the following covenants and ratios:
(a) Minimum Income and Cash flow Requirements. Borrower agrees to maintain Profitability for each of the quarterly periods ending June 30, 2007, September 30, 2007, and December 31,2007. Beginning with the quarter ending March 31,2008, and for each quarter thereafter, Borrower shall maintain Profitability as measured each quarter on a rolling four quarter basis. For the purposes of this covenant, Profitability shall mean, on a consolidated basis, after tax Net Income in excess of $1.00 as reported on Borrower’s financial statements.
(b) Tangible Net Worth Requirements. Borrower shall have a minimum Tangible Net Worth of not less than $15,500,000.00 measured as of March 31, 2007, and measured on a quarterly basis thereafter, with such minimum Tangible Net Worth requirement to be increased each quarter thereafter by 50% of Net Profit After Tax of the preceding quarter, provided that if Borrower’s Net Profit After Tax is negative (i.e., a loss), the then current minimum Tangible Net Worth will not be decreased. For the purposes of this covenant, and for all other purposes of this Agreement, Net Profit After Tax will the amount, determined on a consolidated basis, reported as after tax Net Income at the end of each fiscal quarter on Borrower’s financial statements.
(c) Other Requirements. Borrower agrees to the following:
(1) To maintain a minimum aggregate amount of Domestic Unrestricted Cash/Marketable Securities of $3,000,000.00.
(2) To maintain a Debt Service Ratio of 1.750 to 1.000 to be measured quarterly on a year-to-date basis beginning at March 31, 2007, and continuing through the quarter ending December 31, 2007, and measured on a rolling four quarter basis thereafter. Debt Service Ratio is defined as Net Profit After Tax plus Depreciation, Amortization, all Interest Expense, and other Non Cash Charges, divided by Current Portion of Long-Term Debt (C.P.L.T.D.) plus all Interest Expense, and all of the foregoing components of Debt Service Ratio shall be determined according to GAAP.
Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with GAAP, applied on a consistent basis, and certified by Borrower’s CFO as being true and correct.

     8.6 Insurance. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Lender. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee thereof and all liability insurance policies shall show the Lender as an additional insured, and shall specify that the insurer must give at least 20 days notice to Lender before canceling its policy for any reason. Upon Lender’s request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. Other than insurance proceeds paid as a result of damage or other losses in shipment of products, all proceeds payable under any such policies shall, at the option of Lender, be payable to Lender to be applied on account of the Indebtedness.
     8.7 Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.
     8.8 Notice in Event of Filing of Action for Debtor’s Relief. Borrower shall notify Lender in writing within five days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within 30 calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within 30 calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it
     8.9 Loan Proceeds. Other than the proceeds from the initial Advances under the Line of Credit and Term Loan, use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.
     8.10 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
     8.11 Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.
     8.12 Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testing as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.
     8.13 Compliance with Governmental Requirements. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Security Interest in the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.
     8.14 Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.
     8.15 Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within 30 days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
     8.16 Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.
9. RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the Credit Facilities, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.
10. LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, Security Interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Line of Credit Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Line of Credit Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Line of Credit Note (or the Term Note if the Line of Credit Note has been terminated prior to the expenditure being incurred); or (C) be treated as a balloon payment which will be due and payable at the Line of Credit Note’s maturity (or the Term Note’s maturity if the Line of Credit Note has been terminated prior to the expenditure being incurred).
11. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that so long as any credit hereunder shall be available and until payment in full of all Indebtedness (except for inchoate indemnity obligations), Borrower shall not do any of the following, or enter into any agreement to do any of the following:
     11.1 Indebtedness. (Create, incur, assume or be or remain liable with respect to any Indebtedness or permit any Subsidiary so to do, other than Permitted Indebtedness.
     11.2 Encumbrances. , Create, incur, assume or suffer to exist any Security Interests with respect to any of its properties or other assets, including without limitation any of Borrower’s patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know-how, show-how, and any other intellectual property rights or proprietary information, and any licenses or rights held by Borrower to use any such rights of any third parties, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.
     11.3 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower’s executive management personnel and Borrower’s board of directors does not fill the vacancy or vacancies created thereby within 30 days of any such change. Borrower will not, without 30 days prior written notification to Lender, relocate its chief executive office.
     11.4 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or exclusive licenses related to distributorship agreements limited to a geographic range or field of use and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers constituting Permitted Investments.
     11.5 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than a merger of any Subsidiaries with Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or cease operations, liquidate, change its name, or dissolve (other than pursuant to a merger of a Subsidiary with Borrower).
     11.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except for dividends payable solely in Borrower’s capital stock.
     11.7 Investments; Guaranties. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or incur any obligation as surety or guarantor other than in the ordinary course of business.
     11.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for Permitted Affiliate Transactions.
     11.9 Negative Pledge Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a Security Interest in any of Borrower’s property.
     11.10 Subordinated Debt._Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender’s prior written consent.
     11.11 Inventory and Equipment. Except at Permitted Locations, store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Lender has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for Permitted Location and such other locations as Lender may approve in writing, Borrower shall keep the Inventory and Equipment only at Borrower’s principal office set forth in Section 7.1 and such other locations of which Borrower gives Lender prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Lender’s Security Interest therein.
     11.12 Compliance. Become an “investment company” controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Security Interest in the Collateral, or permit any of its Subsidiaries to do any of the foregoing. Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any hazardous waste or substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all environmental protection laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this Section of this Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of this Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this Section of this Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.
     11.13 Loans to Shareholders or Affiliates. Without Lender’s prior written consent, make any loans to any shareholder or Affiliate of Borrower. As used in this Section, the term “loan” does not include salary, rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower’s business, or Permitted Investments.
     11.14 Agreements. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith unless such provisions would be rendered ineffective under the Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law.
12. CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender.
13. DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:
     13.1 Payment Default. Borrower fails to make any payment when due under any Loan.
     13.2 Covenant Default; Cross Default. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement or the Related Documents, in the Exim Agreement, the Borrower Agreement, and any related documents thereto, or in any other present or future agreement between Borrower and Bank, or an Event of Default occurs under any of the Exim Agreement or the Borrower Agreement or any related documents thereto.
     13.3 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration by such third party or parties, of any indebtedness to such third party or parties in an amount in excess of $250,000, or that could have a Material Adverse Effect.
     13.4 Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ, distress warrant, foreclosure or forfeiture proceedings, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ, distress warrant, foreclosure or forfeiture proceedings or levy has not been removed, discharged or rescinded within 15 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 15 days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period).
     13.5 False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
     13.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding). This includes a garnishment of any of Borrower’s Accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the Insolvency Proceeding and if Borrower gives Lender written notice of the Insolvency Proceeding and deposits with Lender monies or a surety bond for the Insolvency Proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
     13.7 Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected Security Interest or lien) at any time and for any reason.
     13.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Lender.
     13.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Advances will be made prior to the satisfaction or stay of such judgment).
     13.10 Change in Control. Any Change in Control of Borrower shall occur. For the purposes of this Event of Default, a Change in Control means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by persons who were neither (i) nominated by Borrower’s board of directors nor (ii) appointed by directors so nominated; or (b) any person (as such term is used in the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d- 5 of the Securities and Exchange Act of 1934, as amended) directly or indirectly of 33.33% or more of the total voting stock of Borrower on a fully diluted basis, whether as a result of the issuance, sale or distribution of securities of Borrower, any merger or consolidation to which Borrower is a party, or otherwise.
     13.11 Material Adverse Change. If there occurs a material adverse change in Borrower’s business or financial condition or a material impairment of the value or priority of Lender’s Security Interests in the Collateral, or Lender believes the prospect of payment or performance of any of the Indebtedness is impaired.
     13.12 Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding 12 months, it may be cured if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (1) cures the default within 15 days; or (2) if the cure requires more than 15 days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
14. LENDER’S RIGHTS AND REMEDIES.
     14.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice and without demand, do any one or more of the following:
               (1) Declare all Indebtedness, whether evidenced by the Agreement, by any of the Related Documents, or otherwise, immediately due and payable;
               (2) Cease advancing money or extending credit to or for the benefit of Borrower under the Agreement, any of the Related Documents, or under any other agreement between Borrower and Lender;
               (3) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;
               (4) Notify customers of Borrower or other third parties to pay any amounts owing to Borrower directly to Lender;
               (5) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its Security Interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender’s determination appears to be prior or superior to its Security Interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;
               (6) Set off and apply to the Indebtedness any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;
               (7) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 14.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 14.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;
               (8) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable, and apply the proceeds thereof to the Indebtedness in whatever manner or order Lender deems appropriate;
               (9) Lender may credit bid and purchase at any public sale or at any private sale as permitted by law; and
               (10) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
     14.2 Power of Attorney. Borrower hereby irrevocably appoints Lender (and any of Lender’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) upon prior notice to Borrower, send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts;

(b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (g) to transfer any intellectual property Collateral into the name of Lender or a third party to the extent permitted under the California Uniform Commercial Code, provided that Lender’s power of attorney hereunder with respect to the actions and powers under clauses (b) through (e) above shall be effective only upon the occurrence and during the continuance of an Event of Default, and provided further that Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 6.2 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower’s attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Indebtedness has been fully repaid and performed and Lender’s obligation to provide Advances hereunder is terminated.
     14.3 Accounts Collection. At any time from the date of this Agreement, Lender may, upon prior notice to Borrower, notify any Person owing funds to Borrower of Lender’s Security Interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender’s trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.
     14.4 Lender Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Credit Line as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 8.6 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender shall have a non-exclusive, royalty-free license to use any intellectual property Collateral to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of an Event of Default.
     14.5 Lender’s Liability for Collateral. So long as Lender complies with reasonable banking practices, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
     14.6 Remedies Cumulative. Lender’s rights and remedies under this Agreement and the Related Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.
     14.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

15. DEPOSIT RELATIONSHIP. Borrower agrees that until such time as Borrower is no longer subject to the terms of this Agreement or any Related Documents, the primary deposit account(s) maintained by Borrower will be placed with Lender, or a bank affiliated with Lender.
16. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
     16.1 Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. For the avoidance of doubt and in the case of any conflict or inconsistency between any provision contained in this Agreement and the Exim Agreement, the parties agree that all Advances made under this Agreement (but excluding Advances made and any letters of credit issued under the Exim Agreement) will be governed by the terms of this Agreement and the Related Documents (other than the Exim Agreement and its related documents), and any Advances made and any letters of credit issued under the Exim Agreement will be governed by the terms of the Exim Agreement and its related documents. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
     16.2 Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.
     16.3 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
     16.4 Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in any Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to any Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the subject Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the subject Loan irrespective of the failure or insolvency of any holder of any interest in the subject Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.
     16.5 Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been signed and delivered by Borrower and accepted by Lender in the State of California.
     16.6 Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Santa Clara County, State of California.
     16.7 No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
     16.8 Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.
     16.9 Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
     16.10 Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.
     16.11 Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and re-dated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.
     16.12 Time is of the Essence. Time is of the essence in the performance of this Agreement.
17. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:
     17.1 Account. The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).
     17.2 Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.
     17.3 Affiliate. The word “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.
     17.4 Agreement. The word “Agreement” means this Business Loan and Security Agreement, as this Business Loan and Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan and Security Agreement from time to time.

     17.5 Borrower. The word “Borrower” means Iridex Corporation and includes all co-signers and co makers signing the Note.
     17.6 Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $6,000,000.00 or (2) 80.000% of the aggregate amount of Eligible Accounts.
     17.7 Business Day. The words “Business Day” mean a day on which commercial banks are open in the State of California.
     17.8 Collateral. The word “Collateral” means all property and assets granted as collateral security for any Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and described in Exhibit A attached to this Agreement. Notwithstanding the foregoing or anything else contained herein to the contrary, “Collateral” shall not include (a) any rights or interests in any lease, license, contract, or agreement, as such, or the assets subject thereto, if under the terms of applicable law with respect thereto the valid grant of a Security Interest therein or in such assets to Lender is prohibited and such prohibition under applicable law cannot be waived, provided that the foregoing exclusions shall in no way be construed to apply if any such prohibition would be rendered ineffective under the Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law; (b) any application for a trademark (including, without limitation, intent-to-use trademark or service applications and any goodwill associated therewith) that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Security Interest thereon unless and until such time as the grant of such Security Interest will not affect the validity of such trademark; and (c) any of the outstanding shares of capital stock of any Subsidiary of Borrower that is a Controlled Foreign Corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote.
     17.9 Contingent Obligation. The words “Contingent Obligation” mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
     17.10 Disclosure Letter. The words “Disclosure Letter” means the disclosure letter provided by Borrower to Lender.
     17.11 Eligible Accounts. The words “Eligible Accounts” mean at any time, all of Borrower’s Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:
     (a) Accounts with respect to which the Account Debtor is employee or agent of Borrower.
     (b) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or its officers, or directors.
     (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.
     (d) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

     (e) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.
     (f) Accounts which are subject to dispute, counterclaim, or setoff.
     (g) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.
     (h) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of tile Account Debtor to be unsatisfactory.
     (i) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.
     (j) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.
     (k) Accounts which have not been paid in full within 90 days from the invoice date. The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within 90 days from the invoice date is in excess of 20.000% of the total amount outstanding on the Account.
     (l) That portion of the Accounts of any single Account Debtor which exceeds 25.000% of all of Borrower’s Accounts.
     (m) C.O.D. accounts, cash accounts, noncustomer miscellaneous accounts and finance charges incurred on past due account balances.
     (n) Accounts in which the borrower fails to provide Lender with requested financial information concerning the subject Accounts.
     (o) Unbilled Accounts.
     (p) Dated and/or extended-term Accounts.
     (q) Refundable maintenance contract Accounts.
     (r) Bonded Accounts.
     (s) Retainages (amounts withheld from billing and which may not be due depending on acceptable performance or completion of a contract).
     (t) Any Accounts that in the sole discretion of the Lender are considered to be ineligible for the purposes of the transaction(s) contemplated.
     (u) Credit Balances aged past 90 days from invoice date or 60 days past due.
     (v) Exim Eligible Foreign Accounts (as defined in the Exim Agreement) and any Eligible Export-Related Overseas Accounts Receivable (as defined in the Borrower Agreement).
     17.12 Environmental Laws. Tile words “Environmental laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
     17.13 Equipment. The word “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     17.14 Event of Default. The words “ Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.
     17.15 Expiration Date. The words “Expiration Date” mean the earlier of January 31, 2009, or date of termination of Lender’s commitment to lend under the Line of Credit Loan under this Agreement.
     17.16 GAAP. The word “GAAP” means generally accepted accounting principles.
     17.17 Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.
     17.18 Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any Loan or any portion of any Loan.
     17.19 Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of either the Line of Credit Note or the Term Note.
     17.20 Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
     17.21 Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Line of Credit Note or Related Documents, including all principal and interest called for thereunder, and the indebtedness evidenced by the Term Note or Related Documents, including all principal and interest called for thereunder, together with all other indebtedness and costs and expenses, including Lender Expenses, for which Borrower is responsible under this Agreement or under any of the Related Documents.
     17.22 Insolvency Proceeding The words “Insolvency Proceeding” mean any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     17.23 Inventory. The word “Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books and records relating to any of the foregoing.
     17.24 Investment. The word “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
     17.25 Lender. The word “Lender” means Mid-Peninsula Bank — a part of Greater Bay Bank N. A., its successors and assigns.
     17.26 Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower arising under the Credit Facilities whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
     17.27 Material Adverse Effect. The words “Material Adverse Effect” mean a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Indebtedness or otherwise perform its obligations under this Agreement or any of the Related Documents.

     17.28 Negotiable Collateral. The words “Negotiable Collateral” mean all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s books and records relating to any of the foregoing.
     17.29 Notes. The words “Line of Credit Note” means the promissory note executed by Borrower in the principal amount of $6,000,000.00 dated the same date as this Agreement, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such note or credit agreement. The words “Term Note” means the promissory note executed by Borrower in the principal amount of $6,000,000.00 dated the same date as this Agreement, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such note or credit agreement.
     17.30 Permitted Affiliate Transactions. The words “Permitted Affiliate Transactions” mean any of the following: (1) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non affiliated Person; (2) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) approved by or pursuant to any plan approved by the board of directors of Borrower, and any indemnification arrangements with employees, officers, directors or consultants; (3) transactions between Borrower and a direct or indirect Subsidiary otherwise permitted by this Agreement; and (4) transactions that constitute Permitted Investments.
     17.31 Permitted Indebteness. The words “Permitted Indebtedness” mean any of the following: (1) Indebtedness of Borrower in favor of Lender arising under this Agreement or any Related Documents; (2) Indebtedness existing on the date of this Agreement and disclosed in writing to Lender; (3) Indebtedness secured by a lien described in clause (3) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $500,000 in the aggregate at any given time; (4) Subordinated Debt; (5) Indebtedness to trade creditors incurred in the ordinary course of business; (6) Indebtedness arising from the endorsement of instruments for deposit in the ordinary course of business; (7) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to any other Subsidiary (provided the primary obligations are not prohibited hereby); and (8) Indebtedness permitted by clause (3) of the defined term “Permitted Investments.”
     17.32 Permitted Investment. The words “Permitted Investment” means any of the following: (1) Investments existing on the date of this Agreement and disclosed in writing to Borrower; (2) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender; (3) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $1,000,000 in the aggregate in any fiscal year; (4) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; (5) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (6) Investments consisting of accounts receivable of, notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; (7) Investments made pursuant to investment policy guidelines approved by Borrower’s board of directors, provided a copy of such guidelines is provided to Lender; and (8) other Investments by Borrower which do not exceed $100,000 in the aggregate in any fiscal year.
     17.33 Permitted Liens. The words “Permitted Liens” (1) Any liens existing on the date of this Agreement and disclosed in writing to Lender or arising under this Agreement or the Related Documents; (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests; (3) liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (4) liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business; (5) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 13.10; (6) liens in favor of other financial institutions arising in connection with accounts at such institutions to secure standard fees for services, but not arising in connection with financing made available by such institution, provided that the aggregate amount of such fees does not exceed $250,000; (7) carriers’ warehousemen’s, mechanics, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which Borrower maintains adequate reserves in accordance with GAAP; (8) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any applicable Subsidiary; (9) leases or subleases and licenses or sublicenses granted to others in the ordinary course of business, subject to Bank’s Security Interest in the Collateral, and which do not interfere in any material respect with the business operations of the Borrower or any applicable Subsidiary; (10) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (11) other liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole, or on any of the Collateral; and (12) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (1) through (3) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
     17.34 Permitted Locations. The words “Permitted Locations” mean (a) locations of Inventory at suppliers, customers, distributors or their representatives in the ordinary course of business; (b) locations of Equipment at manufacturers of components for Borrower, (c) locations of Equipment with employees or sales representatives in the ordinary course of business, and (d) one added warehouse location in California after the date hereof, subject to Borrower providing to Lender not less than 30 days before using such added warehouse location in California notice of the address of same.
     17.35 Person. The word “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
     17.36 Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan, including without limitation the Export-Import Bank Loan and Security Agreement between Lender and Borrower and the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, both dated the same date as this Agreement.
     17.37 Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.
     17.38 Subordinated Debt. The words “Subordinated Debt” mean any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms acceptable to Lender (and identified as being such by Borrower and Lender).
     17.39 Subsidiary. The word “Subsidiary” means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an affiliate, and without limiting the forgoing shall include either or Laserscope (UK) Ltd., a British private limited company incorporated in England and Wales with registered number 02420543, and Laserscope France, S.A., a French societe anonyme.

     17.40 Tangible Net Worth. The words “Tangible Net Worth” mean at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) all notes or accounts receivable from affiliated companies, officers or employees of Borrower and (ii) Total Liabilities.
     17.41 Total Liabilities. The words “Total Liabilities” mean at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.
     17.42 Working Capital. The words “Working Capital” mean Borrower’s current assets less current liabilities.
BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AND SECURITY AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AND SECURITY AGREEMENT IS DATED JANUARY 16, 2007.
BORROWER:
IRIDEX CORPORATION

By:	/s/ Larry Tannenbaum Larry Tannenbaum, Chief Financial Officer
of Iridex Corporation

LENDER:

MID-PENINSULA BANK — PART OF GREATER BAY BANK N.A.

By:	/s/ Sarah Lewis
Authorized Signer

EXHIBIT A
The Collateral shall consist of all right, title and interest of Borrower in and to the following:
          (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
          (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing;
          (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;
          (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books and records relating to any of the foregoing;
          (e) All documents, cash, deposit accounts, securities, securities accounts, securities entitlements, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s books and records relating to the foregoing;
          (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and
          (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.